UNDERWRITING AGREEMENT

[•], 2019

Contact Gold Corp.
Suite 1050, 400 Burrard Street
Vancouver, BC
V6C 3A6
Canada

Attention:	Mr. Matthew Lennox-King
President and Chief Executive Officer, Director

Dear Sirs/Mesdames:

            Raymond James Ltd. and its U.S. affiliate Raymond James (USA) Ltd. (together, the “Lead Underwriter”) and Cormark Securities Inc. and its U.S. affiliate, Cormark Securities (USA) Limited (collectively, the “Underwriters”and each individually an “Underwriter”) hereby severally, and not jointly nor jointly and severally, offer to purchase from Contact Gold Corp. (the “Corporation”) in the respective percentages set forth in Section 23 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters, upon and subject to the terms hereof, an aggregate of [•] shares of common stock, par value US$0.001 per share, of the Corporation (the “Initial Shares”) on an underwritten basis at a price of $[•] per Initial Share (the “Offering Price”) for an aggregate purchase price of $[•].

            Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly nor jointly and severally, in the respective percentages set forth in Section 23 hereof, up to an additional [•] shares of common stock, par value US$0.001 per share of the Corporation (the “Additional Shares”) at a price of $[•] per Additional Share for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 17 hereof. The Initial Shares and the Additional Shares are collectively referred to herein as the “Offered Shares”.

            The undersigned understand that the Corporation has prepared and filed with each of the Canadian Securities Commissions (as defined below) a preliminary short form base shelf prospectus dated September 28, 2018 (together with the Documents Incorporated by Reference (as defined below) therein, the “Canadian Preliminary Base Shelf Prospectus”) and a final short short form base shelf prospectus dated October 24, 2018 (together with the Documents Incorporated by Reference therein and any supplements or amendments thereto, the “Canadian Final Base Shelf Prospectus”) in respect of up to $30,000,000 aggregate initial offering price of common shares, debt securities, subscription receipts, warrants and units of the Corporation, omitting the Shelf Information (as defined below) in accordance with National Instrument 44-101– Short Form Prospectus Distributions (“NI 44-101”) and National instrument 44-102 – Shelf Shelf Distributions (“NI 44-102”, and, together with NI 44-101, the “Shelf Procedures”) and that the that the Corporation has received a Dual Prospectus Receipt (as defined below) from the Commission, as principal regulator, representing the deemed receipt of each of the securities commissions or regulatory authorities (the “Canadian Securities Commissions”) in each of the provinces and territories of Canada, except Québec (the “Qualifying Jurisdictions”) pursuant to Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”) for the Canadian Preliminary Base Shelf Prospectus on September 28, 2018 and for the Canadian Final Base Shelf Prospectus on October 24, 2018. The Corporation has also prepared and filed a preliminary prospectus supplement relating to the Offering (as defined below), which excluded certain pricing information, with the Canadian Securities Commissions, in accordance with the Shelf Procedures (including the Documents Incorporated by Reference therein, the “Canadian Preliminary Prospectus Supplement”).

            The Corporation shall, as soon as possible after the execution of this Agreement and on a basis acceptable to the Underwriters, acting reasonably, prepare and file, in accordance with the Shelf Procedures, with each of the Canadian Securities Commissions a final prospectus supplement setting forth the Shelf Information (including any Documents Incorporated by Reference therein and any supplements or amendments thereto, the “Canadian Prospectus Supplement”). The information, if any, included in the Canadian Prospectus Supplement that is omitted from the Canadian Final Base Shelf Prospectus for which a Dual Prospectus Receipt has been obtained from the Canadian Securities Commissions, but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Final Base Shelf Prospectus as of the date of the Canadian Prospectus Supplement, is referred to herein as the “Shelf Information”. The Canadian Preliminary Prospectus Supplement, together with the Canadian Final Base Shelf Prospectus, is hereinafter called the “Canadian Preliminary Prospectus”. The term “Canadian Prospectus” shall refer to the Canadian Final Base Shelf Prospectus, as supplemented by the Canadian Prospectus Supplement. Any amendment to the Canadian Prospectus, and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Corporation under the Canadian Securities Laws at any time on or prior to the end of the period from the date hereof through and including the Closing Date (as defined below), where such material is deemed to be incorporated by reference into any such document, is referred to herein collectively as the “Supplementary Material”. Any reference herein to any “amendment” or “supplement” to the Preliminary Offering Circular (as defined herein), the Final Offering Circular (as defined herein), the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus or the Canadian Prospectus shall be deemed to refer to and include (i) the filing of any document with the Canadian Securities Commissions or the SEC after the date of any such document, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the Canadian Securities Laws and (ii) any such document so filed.

            The Corporation has filed with the Securities and Exchange Commission (the “SEC”) an offering statement on Form 1-A (No. [•]) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date (as defined herein) for such part, including any offering circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Offered Shares pursuant to Regulation A under the U.S. Securities Act, and the other applicable rules and regulations thereunder (including Regulation A, the “U.S. Securities Act Regulations”). The Corporation shall use its best efforts, as soon as possible after after the execution of this Agreement and on a basis acceptable to the Underwriters, acting reasonably, to have the offering statement qualified under the U.S. Securities Act by the SEC.

            The Corporation and the Underwriters agree that (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws and the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

            In consideration of the agreement on the part of the Underwriters to purchase the Offered Shares and in consideration of the services rendered and to be rendered by the Underwriters hereunder, the Corporation agrees to pay to the Lead Underwriter on behalf of the Underwriters, at the Closing Time (as hereinafter defined) and at the Option Closing Time (as hereinafter defined), if any, a cash fee equal to 6.0% of the aggregate gross proceeds of the Offering on all orders excluding President’s List Orders (as defined herein) (the “Full Fee”) and 3.0% of the aggregate gross proceeds of the Offering on all President’s List Orders (the “President’s List Fee” and, collectively with the Full Fee, the “Underwriting Fee”), the payment of such fee to be reflected by the Underwriters making payment of the gross proceeds of the sale of the Initial Shares or the Additional Shares, as the case may be, to the Corporation less the amount of the Underwriting Fee.

            Concurrent with the Offering, the Corporation may offer, on a non-brokered, private placement basis, up to [•] Common Shares on the same terms and conditions of the Offering to facilitate subscriptions from existing shareholders of the Corporation pursuant to the exercise of pre-emptive rights held by those shareholders pursuant to the terms of a Governance and Investor Rights Agreement and Investor Rights Agreement, for additional gross proceeds of up to $[•] (the“Concurrent Private Placement”). The Corporation and the Underwriters acknowledge and agree that the closing of any such Concurrent Private Placement is conditional upon the completion of the Offering. The Underwriters will not receive a commission in respect of the Common Shares sold under the Concurrent Private Placement, and neither the Offering Statement nor the Canadian Prospectus will qualify the distribution of any Common Shares issued under the Concurrent Private Placement.

            This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1             Interpretation

(1)       Definitions

            Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

            “Additional Shares” has the meaning given to it in the second paragraph of this Agreement;

             “affiliate” has the meaning given to it in Applicable Securities Laws;

             “Agreement” means this agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters hereunder, as the same may be amended or supplemented from time to time;

             “Agreements and Instruments” has the meaning given to it in Section 8(29);

             “AIF” means the Corporation’s annual information form for the fiscal year ended December 31, 2018;

             “Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

             “Applicable Time” means [•], Eastern time, on the date of this Agreement;

             “Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia and New York, New York;

             “Canadian Final Base Shelf Prospectus” has the meaning given to it in the third paragraph of this Agreement;

             “Canadian Financial Statements” means the audited annual consolidated financial statements of the Corporation for the year ended December 31, 2018, prepared in accordance with IFRS included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements;

             “Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Marketing Documents;

             “Canadian Preliminary Base Shelf Prospectus” has the meaning given to it in the third paragraph of this Agreement;

             “Canadian Preliminary Prospectus” has the meaning given to it in the fourth paragraph of this agreement;

             “Canadian Preliminary Prospectus Supplement”has the meaning given to it in the third paragraph of this agreement;

             “Canadian Prospectus” has the meaning given to it in the fourth paragraph of this Agreement;

             “Canadian Prospectus Supplement”has the meaning given to it in the fourth paragraph of this Agreement;

             “Canadian Securities Commissions”has the meaning given to it in the third paragraph of this Agreement;

             “Canadian Securities Laws” means all applicable securities laws of each of the Qualifying

Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the Canadian Securities Commissions;

             “CDS” means the CDS Clearing and Depository Services Inc.;

              “Closing Date” has the meaning given to it in Section 15;

             “Closing Time” has the meaning given to it in Section 15;

             “Commission” means the British Columbia Securities Commission;

              “Common Shares” means the common stock, par value US$0.001 per share of the Corporation;

             “Concurrent Private Placement” has the meaning given to it in eighth paragraph of this Agreement;

             “Corporation” means Contact Gold Corp.;

             “Distribution” means “distribution” or “distribution to the public” as those terms are defined in Canadian Securities Laws;

             “Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

             “DTC” means the Depository Trust Corporation;

             “Dual Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus and any Supplementary Material, as the case may be;

             “EDGAR” means the SEC’s Electronic Document Gathering and Retrieval System;

             “Emerging Growth Company” has the meaning given to it in Section 8(52);

             “Employee Plans” has the meaning given to it in Section 8(44);

             “Environmental Laws” has the meaning given to it in Section 8(23);

             “FINRA” has the meaning given to it in the sixth paragraph of this Agreement

             “Final Offering Circular” means the final offering circular relating to the public offering of the Offered Shares as filed with the SEC pursuant to Regulation A;

             “Foreign Corruption Laws” has the meaning given to it in Section 8(48);

             “Full Fee” has the meaning given to it in the seventh paragraph of this Agreement;

             “Governmental Licenses”has the meaning given to it in Section 8(24);

             “Hazardous Materials” has the meaning given to it in Section 8(23);

             “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as the same may be amended or supplemented from time to time;

              “Indemnified Party” has the meaning given to it in Section 10(1);

             “Initial Shares” has the meaning given to it in the first paragraph of this Agreement;

             “Investor Presentation” means the investor presentation, dated April 1, 2019, prepared by the Corporation for use in connection with the Offering;

             “ITA” means the Income Tax Act (Canada), as amended;

             “Lead Underwriter” has the meaning given to it in the first paragraph of this Agreement;

             “Marketing Documents” means any marketing materials, including any Testing-the-Waters Communication approved by the Corporation and/or the Underwriters in accordance with Applicable Securities Laws and used in connection with the Offering, including, without limitation, the Investor Presentation and the Term Sheet;

             “marketing materials” has the meaning given to it in NI 41-101;

             “Material Adverse Effect” means any event, change, fact or state of being which could reasonably be expected to have a material and adverse effect on the business, affairs, capital, operation, permits, contractual arrangements, assets, management, condition (financial or otherwise), business prospects, financial position, shareholders’ equity, results of operations, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its consolidated interest in the Subsidiaries, taken as a whole;

             “material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means (i) a change in the business, operations or capital of the Corporation and its subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation, or (ii) a decision to implement such a change made by the board of directors of the Corporation or other persons acting in a similar capacity or by senior management who believe that confirmation of the decision by the board of directors or other persons acting in a similar capacity of the Corporation is probable;

             “Material Contracts” has the meaning given to it in Section 8(26);

             “material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

             “Material Property” means the mineral property described in the Offering Documents as the Pony Creek Project located in Elko County, Nevada, United States of America (the “Pony Creek Project”);

             “Material Subsidiary” means Clover Nevada II LLC;

             “Mining Rights” means prospecting, exploration and mining rights, as applicable, relating to the Material Property;

             “misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

             “Money Laundering Laws” has the meaning given to it Section 8(48);

             “NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

             “NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

             “NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

             “NI 44-102” means National Instrument 44-102 – Shelf Distributions;

             “NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

              “OFAC” has the meaning given to it in Section 8(50);

             “Offered Shares” has the meaning given to it in the second paragraph of this Agreement;

             “Offering” means the sale by the Corporation and the purchase by the Underwriters of Offered Shares pursuant to this Agreement;

             “Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

             “Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

             “Offering Price” has the meaning given to it in the first paragraph of this Agreement;

             “Offering Statement” has the meaning given to it in the fifth paragraph of this Agreement;

             “Option Closing Date” has the meaning given to it in Section 17(1);

             “Option Closing Time” has the meaning given to it in Section 17(1);

             “Over-Allotment Option” has the meaning given to it in the second paragraph of this Agreement;

             “Passport System” has the meaning given to it in the third paragraph of this Agreement;

             “Preliminary Offering Circular” means any preliminary offering circular relating to the Offered Shares included in the offering statement pursuant to Regulation A;

              “President’s List Fee” has the meaning given to it in the seventh paragraph of this Agreement;

             “President’s List Orders” means certain sales of Offered Shares, as agreed to by the Corporation and the Lead Underwriter, which shall not exceed, in aggregate, $[•];

             “Pricing Disclosure Package” means the most recent Preliminary Offering Circular filed prior to the Applicable Time and the materials identified in Schedule “E”hereto;

             “Principals” has the meaning given to it in Section 8(15);

              “Purchasers” means, collectively, each of the purchasers of the Offered Shares arranged by the Underwriters pursuant to the Offering;

             “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the SEC pursuant to Regulation A, the U.S. Securities Act and the U.S. Securities Act Regulations;

             “Qualified Purchaser” means “qualified purchaser” as defined in Rule 256 of Regulation A;

             “Qualifying Jurisdictions” has the meaning given to it in the third paragraph of this Agreement;

             “Regulation A” means Regulation A under the U.S. Securities Act;

             “Repayment Event” has the meaning given to it in Section 8(29);

             “SEC” has the meaning given to it in the fifth paragraph of this Agreement;

             “SEDAR” means the System for Electronic Document Analysis and Retrieval;

             “Selling Firm” has the meaning given to it in Section 2(1);

             “Shelf Information” has the meaning given to it in the fourth paragraph of this Agreement;

             “Shelf Procedures” has the meaning given to it in the third paragraph of this Agreement;

             “Subscription Agreement” means the subscription agreement in substantially the form attached hereto as Schedule “G”;

             “Subsidiaries” means, together, the Material Subsidiary and Carlin Opportunities Inc., and “Subsidiary” means any one of them;

             “Supplementary Material” has the meaning given to it in the fourth paragraph of this Agreement;

              “template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

             “Term Sheet”means the term sheet describing the Offering, in the form agreed to by the Corporation and the Underwriters;

             “Testing-the-Waters Communication” means any oral (including video) or written (including electronic) communication with potential investors undertaken in reliance on Rule 255 of Regulation A;

             “TSXV” means the TSX Venture Exchange;

             “Underwriters” has the meaning given to it in the first paragraph of this Agreement;

             “Underwriters’ Expenses” has the meaning given to it in Section 18;

             “Underwriters’ Information” means information furnished by the Lead Underwriter with respect to the Underwriters in connection with the Offering and consists of the following information: (i) under the caption “Underwriting” in the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular: the statements set forth in the second and third sentences in the first paragraph under the “Stabilization” subheading; and (ii) under the caption “Plan of Distribution” in the Canadian Prospectus Supplement, the first and second sentences in the first paragraph under “Market Stabilization Activities” subheading, in each case, regarding stabilization (but only to the extent such statements relate to the Underwriters);

             “Underwriting Fee” has the meaning given to it in the seventh paragraph of this Agreement;

             “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

             “U.S. Exchange Act Regulations” means the rules and regulations under the U.S. Exchange Act;

             “U.S. Financial Statements” means the audited annual consolidated financial statements of the Corporation for the year ended December 31, 2018, prepared in accordance with United States generally accepted accounting principles, included in the Pricing Disclosure Package, including the notes to such statements and the related auditors’ report on such statements, as applicable;

             “U.S. Offering Documents” means the Offering Statement, the Preliminary Offering Circular, the Final Offering Circular and any Testing-the-Waters Communications;

             “U.S. Securities Act” has the meaning given to it in the fifth paragraph of this Agreement;

             “U.S. Securities Act Regulations” has the meaning given to it in the fifth paragraph of this Agreement;

             “U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder; and

             “United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(6)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule“A”– Matters to be Addressed in the Corporation’s Nevada Counsel Opinion
Schedule“B”– Matters to be Addressed in the Corporation’s Canadian Counsel Opinion
Schedule“C”–Matters to be Addressed in the Corporation’s U.S. Counsel Opinion
Schedule“D”– Form of Lock-Up Agreement
Schedule“E”–Pricing Information
Schedule“F”– Testing-the-Waters Communications
Schedule“G”–Subscription Agreement

Section 2              Distribution of the Offered Shares

(1)

Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Shares, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 7 hereof) to purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)

For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for Distribution in any Qualifying Jurisdiction where a Dual Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)

The Lead Underwriter shall promptly notify the Corporation when, in its opinion, the Distribution of the Offered Shares has ceased and will provide to the Corporation, as soon as practicable thereafter, a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, if applicable, in the United States.

(4)

The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set forth in the Offering Documents or in any Marketing Documents.

(5)

Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Corporation under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm, as the case may be.

(6)

The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Offered Shares for Distribution or register the Offered Shares or the Distribution thereof with any securities authority outside of the Offering Jurisdictions and will not, directly or indirectly, solicit offers to purchase or sell the Offered Shares or deliver any Offering Documents to Purchasers so as to require registration or qualification of the Offered Shares or the filing of a prospectus, offering statement or registration statement with respect to the Offered Shares under the laws of any jurisdiction other than the Offering Jurisdictions.

Section 3              Preparation of Prospectus and Offering Statement; Due Diligence

(1)

During the period of the Distribution of the Offered Shares, the Corporation shall co- operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Canadian Preliminary Prospectus Supplement, the Preliminary Offering Circular, the Canadian Prospectus Supplement, the Final Offering Circular, the Subscription Agreement and any Testing-the-Waters Communication and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfill the Underwriter’s obligations under Applicable Securities Laws as an underwriter and, in the case of the Canadian Preliminary Prospectus Supplement, the Canadian Prospectus Supplement and the Supplementary Material, to enable the Underwriter responsibly to execute any certificate required to be executed by the Underwriter.

(2)	Without limiting the generality of clause (1) above, during the Distribution of the Offered Shares:

(a)

the Corporation shall prepare, in consultation with the Underwriter, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriter to any such potential Purchasers, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriter and its counsel, acting reasonably;

(b)	the Underwriter shall approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c)

the Corporation shall file a template version of any such marketing materials on SEDAR and on EDGAR as soon as reasonably practicable after such marketing materials are so approved in writing by the Corporation and the Underwriter and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Commission), and the Corporation shall provide a copy of such filed template version to the Underwriter as soon as practicable following such filing; and

(d)

following the approvals and filings set forth in Sections 3(2)(a) to (c) above, the Underwriter may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(3)

Each of the Corporation and the Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 3(2).

Section 4              Filing and Qualification of Offering Statement

(1)

The offering statement as originally filed, and each amendment thereto, conformed, and the Offering Statement will conform, in all material respects with the requirements of Regulation A, the U.S. Securities Act and the U.S. Securities Act Regulations; no stop order of the SEC preventing or suspending the qualification or use of the offering statement, as amended to the date hereof, has been issued, and no proceedings for such purpose have been instituted, or, to the Corporation’s knowledge, are contemplated by the SEC. The Final Offering Circular will be filed with the SEC within the time period required under Regulation A.

(2)

Each Preliminary Offering Circular, as of the filing date thereof, complied, and the Final Offering Circular will, as of the filing date thereof, comply, in all material respects with the requirements of Regulation A, the U.S. Securities Act and the U.S. Securities Act Regulations.

(3)

The Offering Statement, at the Qualification Date and as at the Closing Date and any Option Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation makes no representation or warranty with respect to any statement contained in or omitted from the Offering Statement in reliance upon and in strict conformity with the Underwriters’ Information.

(4)

The Preliminary Offering Circular does not, and the Final Offering Circular will not, as of the applicable filing date and on the Closing Date and on any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representation or warranty with respect to any statement contained in or omitted from the Preliminary Offering Circular or the Final Offering Circular in reliance upon and in strict conformity with the Underwriters’ Information.

(5)

As of the Applicable Time, the Pricing Disclosure Package will not, and at the time of each sale of Offered Shares and on the Closing Date and any Option Closing Date, the Pricing Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Applicable Time, each Testing-the-Waters Communication did not, and at the time of each sale of Offered Shares and on the Closing Date and any Option Closing Date, each such Testing-the- Waters Communication will not, in each case when considered together with the Pricing Disclosure Package, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representation or warranty with respect to any statement contained in or omitted from the Pricing Disclosure Package in reliance upon and in strict conformity with the Underwriters’ Information.

(6)	The Corporation will use its best efforts to ensure that:

(a)	the Offering Statement will be qualified under the U.S. Securities Act as soon as possible after the execution of this Agreement;

(b)

no stop order suspending the qualification or use of the Offering Statement will have been issued under the U.S. Securities Act at or prior to the Applicable Time, the Closing Time and any Option Closing Time;

(c)

no order suspending the Regulation A exemption with respect to the offering of the Offered Shares will have been issued under Rule 258 of Regulation A on or prior to the Applicable Time, Closing Time and any Option Closing Time;

(d)

no proceedings for any such purpose will have been instituted or be pending or, to the knowledge of the Corporation, contemplated or threatened by the SEC on or prior to the Applicable Time, the Closing Time and any Option Closing Time; and

(e)

the Corporation complies to the SEC’s satisfaction with any request on the part of the SEC for additional information with respect to the Offering Statement on or prior to the Closing Time and any Option Closing Time.

(7)

Except for the Testing-the-Waters Communications identified in Schedule “F” hereto, the Corporation has not prepared, used or referred to, and will not, without the prior consent of the Lead Underwriter, prepare, use or refer to, any Testing-the-Waters Communication.

(8)

Each Testing-the-Waters Communication, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Offering Statement, including any document incorporated by reference therein that has not been superseded or modified.

(9)

Each Preliminary Offering Circular, the Final Offering Circular and any Testing the- Waters Communications (to the extent any such Testing-the-Waters Communication was required to be filed with the SEC) delivered to the Underwriters for use in connection with the public offering of the Offered Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(10)

The Corporation (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications disclosed to or undertaken with the consent of the Underwriters and (ii) has not authorized anyone other than the Underwriters or any Selling Firm to engage in Testing-the-Waters Communications. Each Testing-the-Waters Communication used by the Corporation (i) at the time of each use thereof, met the requirements of, and was used by the Corporation in compliance with, Rule 255 of Regulation A, and (ii) has been or will be filed as an exhibit to the Offering Statement as required by Item 17 of Form 1-A.

(11)	The Offering Statement shall have become qualified not later than 5:00 p.m., Toronto time, on the Qualification Date, or such later time and date as the Lead Underwriter shall approve.

(12)

No amendment or supplement to the Offering Statement, the Final Offering Circular or any document in the Pricing Disclosure Package shall have been filed to which the Underwriters shall have objected in writing prior to such filing.

(13)

Prior to the Closing Date and any Option Closing Date (i) no stop order suspending the qualification of the Offering Statement, no order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Offered Shares and no order preventing or suspending the use of the Final Offering Circular or any document in the Pricing Disclosure Package shall have been issued, and no proceedings for any such purpose shall have been initiated or threatened, by the SEC, and no suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Lead Underwriter; (iii) the Offering Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Final Offering Circular and the Pricing Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(14)

All filings with the SEC required by Rule 253 of Regulation A to have been filed by the Closing Date and any Option Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

Section 5              Material Changes

(1)

During the period from the date of this Agreement to the completion of the Distribution of the Offered Shares the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)

any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets (including contractual arrangements), liabilities (contingent or otherwise), capital or ownership of the Corporation and its Subsidiaries taken as a whole;

(b)

any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on or prior to the date of such document;

(c)

any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; or

(d)

the occurrence of any event as a result of which (i) the U.S. Offering Documents, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)

The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Shares upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 5 and to not recommence the Distribution of the Offered Shares until Supplementary Materials or an amended Preliminary Offering Circular disclosing such change are filed in such Offering Jurisdiction.

(3)

The Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel, promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any Supplementary Material, amendment to the Preliminary Offering Circular or other document without first providing the Underwriters with a copy of such Supplementary Material, amendment to the Preliminary Offering Circular or other document and consulting with the Underwriters with respect to the form and content thereof.

(4)

If during the Distribution of the Offered Shares there is any change in any Applicable Securities Laws, which, in the opinion of the Underwriters, results in a requirement to file Supplementary Material or an amendment to the Preliminary Offering Circular, the Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel and subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as possible.

(5)

The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 5.

Section 6              Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters, forthwith:

	(a)	copies of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Marketing Documents duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b)

copies of the Preliminary Offering Circular and the Final Offering Circular, in each case signed as required by the U.S. Securities Act and U.S. Securities Act Regulations and any documents included as exhibits to any such offering circular;

	(c)	copies of any Supplementary Material required to be filed under Section 5 hereof, duly signed as required by the laws of the Qualifying Jurisdictions; and

(d)

any amendment to the offering circular required to be filed under Section 5 hereof, signed as required by the U.S. Securities Act and U.S. Securities Act Regulations and any documents included as exhibits to such amendment.

(2)

The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Preliminary Prospectus and the Canadian Prospectus and the Preliminary Offering Circular and the Final Offering Circular, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Supplementary Materials, excluding in each case the Documents Incorporated by Reference, or any amendment to the Final Offering Circular. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, in Toronto and New York with respect to the Canadian Prospectus, any Supplementary Material, the Final Offering Circular and any amendment to the Final Offering Circular by 12:00 noon E.S.T. on the Business Day following the filing of the Canadian Prospectus, Supplementary Material, the Final Offering Circular or amendment to the Final Offering Circular and in all other cities by 12:00 noon local time, on the next Business Day, or such later times and at such other places as agreed to by the Underwriters in writing, and provided that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Shares in compliance with the provisions of this Agreement.

(3)

By the act of having delivered the Offering Documents to the Underwriters (or in the case of the Pricing Disclosure Package, having conveyed such information to prospective investors), the Corporation shall have represented and warranted to the Underwriters that all information and statements (except information and statements relating solely to the Underwriters) contained in such documents, at the respective dates of initial delivery thereof (or as of the Applicable Time in the case of the Pricing Disclosure Package), comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4)

The Corporation shall also deliver or cause to be delivered to the Underwriters, concurrently with the execution of this Agreement, “long form” comfort letters of Ernst & Young LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors’ report incorporated by reference in the Canadian Prospectus and contained in the Final Offering Circular.

Section 7              Regulatory Approvals

             The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters and the Corporation mutually may designate and in which the Underwriters maintain such qualifications in effect for so long as required for the Distribution of the Offered Shares; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Shares therein.

Section 8              Representations and Warranties of the Corporation

             The Corporation represents and warrants to each of the Underwriters and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement. The representations and warranties of the Corporation contained in this Agreement shall be true as of the date hereof, the Closing Time and Option Closing Time, if applicable, and shall survive the completion of the transactions contemplated under this Agreement in accordance with the terms of this Agreement.

(1)

Good Standing of the Corporation. The Corporation is a corporation existing under the laws of Nevada, is current and up-to-date with all filings required to be made and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Offering Documents and the Pricing Disclosure Package, and to enter into, deliver and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business;

(2)

Good Standing of Material Subsidiary. The Material Subsidiary is a limited liability company incorporated, organized and existing under the laws of Nevada, is current and up-to-date with all filings required to be made and has the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Offering Documents and the Pricing Disclosure Package, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding membership interests of the Material Subsidiary have been duly authorized and validly issued, are fully paid and are directly owned by the Corporation, free and clear of any Liens; and none of the outstanding membership interests of the Material Subsidiary were issued in violation of the pre- emptive or similar rights of any security holder of such subsidiary. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any membership interests of the Material Subsidiary. No act or proceeding has been taken by or against the Material Subsidiary in connection with its liquidation, winding-up or bankruptcy;

(3)	Share Capital of Material Subsidiary. The authorized share capital of the Material Subsidiary is an unlimited number of membership units, of which 100 membership units are issued and outstanding;

(4)	Non-Material Subsidiaries. There are no subsidiaries of the Corporation other than the Subsidiaries; Carlin Opportunities Inc. does not hold any material assets or carry on any material business;

(5)	Share Capital of the Corporation. The authorized share capital of the Corporation as set forth in the Offering Documents and the Pricing Disclosure Package is true and correct;

(6)

Offered Shares are Listed. The Common Shares are listed and posted for trading on the TSXV, the Corporation is not in default of the listing requirements of the TSXV and the Corporation has applied to list the Offered Shares on the TSXV;

(7)

Form of Share Certificates. The form of certificate respecting the Common Shares has been approved and adopted by the board of directors of the Corporation and does not conflict with any Applicable Securities Laws and complies with the rules and regulations of the TSXV;

(8)

Offered Shares Valid. The Offered Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and when issued and delivered by the Corporation pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable Common Shares. Other than pursuant to the terms of the Preferred Stock, the Governance and Investor Rights Agreement and the Investor Rights Agreement, the Offered Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation;

(9)

Offered Shares Qualified Investments. Subject to the qualifications and limitations under the heading “Eligibility For Investment” in the Canadian Prospectus Supplement, the Offered Shares will, at the time they are listed, if listed on a “designated stock exchange” as defined in the ITA, be qualified investments under the ITA for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, tax-free savings accounts and registered disability savings plans (each as defined in the ITA), subject to the specific provisions of any such plan, provided, for greater certainty, that no representation is made as to whether the Offered Shares will be “prohibited investments” for any such trust;

(10)

Transfer Agent. Computershare Investor Services Inc. at its offices at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada has been duly appointed as the registrar and the transfer agent for the Common Shares and has appointed Computershare Investor Services Inc. at its offices at 462 S. 4th Street, Suite 1600, Louisville, KY 40202 as its US co-registrar and transfer agent for the Common Shares;

(11)

Absence of Rights. Other than as described in the Offering Documents and the Pricing Disclosure Package, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued shares of the Corporation or any other agreement or option for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation; other than as described in the Offering Documents and the Pricing Disclosure Package no holder of securities of the Corporation has any rights to require registration or qualification under Applicable Securities Laws of any security of the Corporation in connection with the offer and sale of the Offered Shares;

(12)

Continuous Disclosure. The Corporation is in compliance in all material respects with its timely disclosure obligations under Applicable Securities Laws and the rules and regulations of the TSXV and, without limiting the generality of the foregoing, there has not occurred an adverse material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and the Subsidiaries (taken as a whole) since December 31, 2018 which has not been publicly disclosed on a non-confidential basis; the information and statements in the Documents Incorporated by Reference were true and correct in all material respects at the time such documents were filed on SEDAR and contained no misrepresentation as of the respective dates of such information and statements; the Documents Incorporated by

Reference conformed in all material respects to Canadian Securities Laws at the time such documents were filed on SEDAR; and the Corporation has not filed any confidential material change reports which remain confidential as at the date hereof;

(13)	Canadian Financial Statements. The Canadian Financial Statements;

(a)

present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation on a consolidated basis for the periods specified in such Canadian Financial Statements;

(b)	have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved; and

(c)	do not contain any misrepresentation, with respect to the period covered by the Canadian Financial Statements;

(14)	U.S. Financial Statements and Financial Disclosure.

(a)

The U.S. Financial Statements present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation on a consolidated basis for the periods specified in such Financial Statements;

(b)

the U.S. Financial Statements have been prepared in conformity with United States generally accepted accounting principles, applied on a consistent basis throughout the periods involved, and in accordance with Part F/S of Regulation A and the applicable provisions of Regulation S-X promulgated by the SEC;

(c)

the Offering Statement, the Final Offering Circular and the Pricing Disclosure Package do not and will not include any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC);

	(d)	the U.S. Financial Statements do not contain any misrepresentation, with respect to the period covered by the U.S. Financial Statements;

(e)

all other financial information included in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Package has been derived from the accounting records of the Corporation and presents fairly the information shown thereby; and

	(f)	no other financial statements or supporting schedules are required to be included in the Offering Statement, the Final Offering Circular or the Pricing Disclosure Package;

(15)

Financial Books And Records. The books and records of the Corporation and the Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded in all material respects; and:

(a)

the Corporation and the Subsidiaries are not indebted to any of their respective directors or officers (collectively, the “Principals”), other than on account of director’s fees, expenses, wages or remuneration accrued but not paid, or to any of their respective shareholders, past directors, past officers, employees (past or present) or any person not dealing at “arm’s length” (as such term is used in the ITA);

	(b)	none of the Principals or shareholders of the Corporation is indebted to the Corporation, on any account whatsoever; and

(c)

the Corporation and the Subsidiaries have not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

(16)

Accounting Policies. There has been no change in accounting policies or practices of the Corporation or its Subsidiaries since December 31, 2018, except as has been disclosed in the Offering Documents and the Pricing Disclosure Package;

(17)

Liabilities. Neither the Corporation nor any of the Subsidiaries has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Canadian Financial Statements or the U.S. Financial Statements, other than liabilities, obligations, or indebtedness or commitments incurred in the normal course of business;

(18)

Independent Accountants. The accountants who reported on and certified the Canadian Financial Statements and the U.S. Financial Statements for the fiscal year ended December 31, 2018 are independent with respect to the Corporation within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by the chartered public accountants of British Columbia and the Public Company Accounting Oversight Board (United States);

(19)

Assets. The Corporation and its Material Subsidiary, as the case may be, have the right in respect of all assets described in the Offering Documents and the Pricing Disclosure Package as owned by them or over which they have rights free and clear of Liens save and except as otherwise disclosed in the Offering Documents and the Pricing Disclosure Package;

(20)

Compliance, Generally. Each of the Corporation and the Material Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and assets are owned, leased or operated;

(21)

Mining Rights. The Mining Rights of the Corporation and its Material Subsidiary are in good standing, are valid and enforceable, are free and clear of any Liens or charges and, other than as set out in the Offering Documents and the Pricing Disclosure Package, no royalty is payable in respect of any of them. The real property, improvements, equipment and personal property held under lease by the Corporation and the Material Subsidiary are held under valid and enforceable leases. Except as set out in the Offering Documents and the Pricing Disclosure Package, no property rights other than the Mining Rights are necessary for the conduct of the Corporation’s or the Material Subsidiary’s business as now conducted; and except as set out in the Offering Documents and the Pricing Disclosure Package, there are no material restrictions on the ability of the Corporation or the Material Subsidiary to use, transfer or otherwise exploit any such rights. The Corporation and its Material Subsidiary are the holders of the Mining Rights necessary to carry on the activities of the Corporation and its Material Subsidiary. The Mining Rights held by the Corporation and its Material Subsidiary cover the areas required by them for such purposes. The Corporation and its Material Subsidiary are not in default of any such Mining Rights;

(22)

Technical Compliance. (a) The Corporation has complied with the requirements of NI 43-101 in all material respects, including, but not limited to, the preparation and filing of technical reports and each of the technical reports filed with respect to the Material Property accurately and completely sets forth all material facts relating to the properties that are subject thereto as at the date of such report and there is no new material scientific or technical information nor any other fact or circumstance that creates a requirement for updated reports to be filed under applicable Canadian Securities Laws; and (b) the Corporation has complied with SEC Industry Guide 7 with respect to technical disclosure relating to its properties (including the Material Property) included in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Package;

(23)

Environmental Laws. (a) Neither the Corporation nor any of the Subsidiaries is in material violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Corporation and the Material Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are in material compliance with their requirements and (c) there are no pending or, to the knowledge of the Corporation, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any of the Subsidiaries which if determined adversely would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Documents and the Pricing Disclosure Package, there are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or its Subsidiaries, nor has the Corporation or any of its Subsidiaries received notice of any of the same;

(24)

Possession of Licenses and Permits. The Corporation and the Material Subsidiary possess such permits, certificates, licenses, approvals, consents, registrations and other authorizations (collectively,“Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies or other organizations currently necessary to own, lease, exploit, use, stake or maintain the Mining Rights and to conduct the business now operated by the Corporation and the Material Subsidiary, except where the failure to possess such Governmental Licenses would not reasonably be expected to have a Material Adverse Effect. The Corporation and the Material Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, other than any non-compliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect. Neither the Corporation nor the Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

(25)

Insurance. The Corporation and the Material Subsidiary maintain insurance against loss of, or damage to, their assets on a basis consistent with reasonably prudent persons in comparable businesses; all of the policies in respect of such insurance coverage are in good standing and not in default; neither the Corporation nor the Material Subsidiary has failed to promptly give any notice of any claim thereunder; and there are no claims thereunder or to which any insurance company is denying liability or defending under a reservation of rights clause;

(26)

Material Contracts. All of the material contracts and agreements of the Corporation and the Material Subsidiary (collectively, the “Material Contracts”) have been disclosed in the Offering Documents and the Pricing Disclosure Package. Neither the Corporation nor the Material Subsidiary has received notification from any party claiming that the Corporation or the Material Subsidiary is in breach or default under any Material Contract;

(27)

No Material Change. Since December 31, 2018, and except as disclosed in the Offering Documents and the Pricing Disclosure Package, (a) there has been no material change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of the Corporation and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Corporation or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and the Subsidiaries considered as one enterprise;

(28)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental authority, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, which is required to be disclosed in the Offering Documents and the Pricing Disclosure Package but is not so disclosed. The aggregate of all pending legal or governmental proceedings to which the Corporation or any Subsidiary is a party or of which any of their respective property or assets is subject, which are not described in the Offering Documents or the Pricing Disclosure Package, include only ordinary routine litigation incidental to the business, properties and assets of the Corporation and the Subsidiaries and would not reasonably be expected to result in a Material Adverse Effect;

(29)

Absence of Defaults and Conflicts. Neither the Corporation nor any Subsidiary is in violation of its articles or by-laws or other constating documents nor in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or the Subsidiaries is subject (collectively, “Agreements and Instruments”). The execution, delivery and performance of this Agreement, the Offering Documents and the Pricing Disclosure Package and the consummation of the transactions contemplated herein and therein and compliance by the Corporation with its obligations hereunder, have been duly authorized by all necessary corporate action by the Corporation and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Corporation or the Subsidiaries pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the articles or by-laws or other constating documents of the Corporation or the Subsidiaries or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or the Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or the Subsidiaries;

(30)

Labour. No labour dispute with the employees of the Corporation or the Material Subsidiary currently exists or, to the knowledge of the Corporation, is imminent. Neither the Corporation nor the Material Subsidiary is a party to any collective bargaining agreement and, to the knowledge of the Corporation, no action has been taken or is contemplated to organize any employees of the Corporation or the Material Subsidiary;

(31)

Absence of Further Requirements. Except as noted herein, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under Applicable Securities Laws, the TSXV and the rules and regulations of FINRA;

(32)

FINRA. None of the Corporation, nor, to the knowledge of the Corporation, any 5% or greater stockholder of the Corporation or any beneficial owner of the Corporation’s unregistered equity securities that were acquired during the 180-day period immediately preceding the filing of the offering statement, or any of their respective affiliates, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the U.S. Exchange Act, or the U.S. Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc.) any member firm of FINRA.

(33)

Taxes. All tax returns, reports, elections, remittances and payments of the Corporation and the Subsidiaries required by applicable law to have been filed or made in each applicable jurisdiction have been filed or made (as the case may be) on a timely basis and are true, complete and correct in all respects and all taxes of the Corporation and of the Subsidiaries as of the end of the period reported on by the Canadian Financial Statements and the U.S. Financial Statements have been paid or accrued in the Canadian Financial Statements and the U.S. Financial Statements (and any such accrual is adequate to meet any assessments and related liabilities in respect of the underlying period);

(34)

No Acquisition or Disposition. The Corporation has not completed any “significant acquisition”,“significant disposition” nor is it proposing any “probable acquisitions” (as such terms are defined in NI 51-102) that would require the inclusion of any additional financial statements or pro forma financial statements in the Offering Documents or the Pricing Disclosure Package pursuant to Applicable Securities Laws;

(35)

Corporation Short Form Eligible. The Corporation is eligible to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Canadian Prospectus Supplement there will be no documents required to be filed under the Canadian Securities Laws in connection with the Distribution of the Offered Shares that will not have been filed as required;

(36)

Documents. This Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy);

(37)	Compliance with Laws. The Corporation has materially complied with all relevant statutory and regulatory requirements required to be complied with in connection with the Offering;

(38)

No Loans. Other than as set out in the Offering Documents and the Pricing Disclosure Package, neither the Corporation nor the Subsidiaries have made any loans to or guaranteed the obligations of any person;

(39)

Directors and Officers. To the knowledge of the Corporation, none of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(40)

Stock Exchange and Commission Compliance. Neither the Commission, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are contemplated;

(41)

Minute Books and Records. The minute books and records of the Corporation and the Material Subsidiary made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation since June 7, 2017 contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Material Subsidiary, as the case may be, to the date of review of such corporate records and minute books, as the case may be, and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation and the Material Subsidiary to the date hereof not reflected in such minute books and other records as provided, other than those which have been disclosed to the Underwriters or which are not material in the context of the Corporation. The minute books and records of the Corporation and the Material Subsidiary for the period prior to June 7, 2017 do not contain any documents or records not otherwise disclosed by the Corporation to the Underwriters that are material to the business of the Corporation and the Material Subsidiary as currently conducted;

(42)

Reporting Issuer Status. As at the date hereof, the Corporation is a “reporting issuer” in each of the Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Securities Commissions of such jurisdictions;

(43)	Purchase and Sales. Neither the Corporation nor the Subsidiaries has approved, has entered into any agreement in respect of or has any knowledge, as applicable, of:

(a)

the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise;

(b)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation) of the Corporation; or

(c)	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or the Material Subsidiary;

(44)

Employee Plans. The Documents Incorporated by Reference disclose, to the extent required by applicable Canadian Securities Laws, each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(45)

No Dividends. During the previous 12 months (and other than in respect of the Preferred Stock on which dividends accrue in accordance with its terms), the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or securities or agreed to do any of the foregoing.

(46)

No Reportable Event. There has not been a “reportable event” (within the meaning of National Instrument 51-102) with the present auditors of the Corporation and the auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation;

(47)

Action to Manipulate Price. Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any of the Corporation’s affiliates, has taken, nor will the Corporation, any Subsidiary or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering;

(48)

Unlawful Payment. Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its Subsidiaries is aware of or has (i) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada or any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Corporation, its Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian Corruption of Foreign Public Officials Act or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively the “Foreign Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Corporation and each of its Subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Corporation and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

(49)

Registration Under Investment Company Act of 1940. The Corporation is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Documents and the Pricing Disclosure Package under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended;

(50)

US Sanctions. Neither the Corporation, any Subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(51)

No Other Fees Payable. Other than the Underwriters and any Selling Firm pursuant to this Agreement, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage, agency, underwriting or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(52)

Regulation A Eligibility. The Company meets the general eligibility requirements for the use of Form A-1 under the U.S. Securities Act; from the time of initial submission of the first Preliminary Offering Circular to the SEC (or, if earlier, the first date on which the Corporation engaged directly or through any person authorized on its behalf in any Testing-the-Waters Communications) through the date hereof, the Corporation has been and is an “emerging growth company,”as defined in Section 2(a)(19) of the U.S. Securities Securities Act (and “Emerging Growth Company”); neither the Corporation, nor any predecessor of the Corporation, nor any other issuer affiliated with the Corporation, nor any director or executive officer of the Company or other officer of the Corporation participating in the offering, nor any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, nor any promoter connected with the Corporation, is subject to the disqualification provisions of Rule 262 of Regulation A; the Corporation is not currently subject to the ongoing reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act, or the U.S. Exchange Act Regulations, and has not been subject to an order of the SEC denying, suspending or revoking the registration of any class of securities pursuant to Section 12(j) of the U.S. Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the SEC; the Corporation is not, and has not been at any time during the two-year period preceding the date the initial offering statement was originally filed with the SEC, required to file with the SEC the ongoing reports required by Rule 257 of Regulation A;

(53)

Testing the Waters Communications. The Corporation (a) has not alone engaged in any Testing-the-Waters Communication other than with the consent of the Underwriters and (b) has not authorized anyone other than the Underwriters and any Selling Firm to engage in Testing-the-Waters Communications. The Corporation reconfirms that the Underwriters have been authorized to act on its behalf in undertaking the Testing-the- Waters Communications. The Corporation has not distributed any written Testing-the- Waters Communications, other than those written Testing-the-Waters Communications which the Corporation has previously agreed in writing with the Underwriters that it may distribute.

(54)

Canadian Offering Documents. The Canadian Offering Documents as of the time of filing thereof have complied or will comply, as applicable, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, have not or will not, as applicable contain any untrue statement of a material fact or omit to state a material fact requirement to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Offering Documents, as of the time of filing thereof, constituted or will constitute, as applicable, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Corporation; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriter specifically for use therein;

(55)

U.S. Offering Documents. As of the applicable qualification or filing date thereof and any post-qualification amendment thereto, the U.S. Offering Documents, and any such post-qualification amendment thereto will comply in all material respects with the U.S. Securities Act and the U.S. Securities Act Regulations, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Pricing Disclosure Package or the Final Offering Circular in reliance upon and in conformity with the Underwriters’ Information.

Section 9              Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Corporation that:

(a)

it (or an affiliate) is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder;

	(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

	(c)	other than the Marketing Documents, the Underwriters have not provided any other marketing materials or Testing-the-Waters Communication to any potential investors in connection with the Offering.

(2)	The Underwriters hereby covenant and agree with the Corporation to the following:

	(a)	Compliance with Securities Laws. The Underwriters will comply with Applicable Securities Laws in connection with the offer and sale and distribution of the Offered Shares.

(b)

Subscription Agreement. Prior to any sale of Offered Shares, the Underwriters and their U.S. affiliates shall cause each Purchaser to complete, execute and deliver a Subscription Agreement. At the time of each sale of Offered Shares, the Underwriters, their U.S. affiliates and any person acting on any of their behalf will have reasonable grounds to believe and will believe, that each Purchaser is a Qualified Purchaser.

(c)

Completion of Distribution. The Underwriters will use their commercially reasonable efforts to complete the distribution of the Offered Shares as promptly as possible after the Closing Time, but in any event no later than seven (7) Business Days following the date of exercise of the entire Over-Allotment Option, if exercised.

	(d)	Liability on Default. No Underwriter shall be liable to the Corporation under this section with respect to a default by any of the other Underwriters.

(3)

The Corporation agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter.

(4)	No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

Section 10            Indemnification

(1)

The Corporation shall indemnify and save harmless each of the Underwriters and their respective subsidiaries and affiliates, and their respective present and former directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and individually an “Indemnified Party”), to the full extent lawful, from and against all losses, claims (including shareholder actions, derivative or otherwise), actions, suits, proceedings, damages, liabilities (joint or several), costs and expenses (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations, losses or claims and the reasonable fees and expenses of the Indemnified Parties’ counsel that may be incurred in advising with respect to or defending such claim or in enforcing this indemnity) or claim to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based, directly or indirectly, upon the engagement by the Underwriters pursuant to this Agreement, the performance of professional services rendered to the Corporation by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement (collectively, “Losses”), including, whether performed before or after the execution of this Agreement by the Corporation. Notwithstanding the foregoing, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made shall determine that the Losses were primarily caused by the negligence or wilful misconduct of an Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Corporation any funds advanced to the Indemnified Party in respect of such Claim and the indemnity provided for in this Section 10 shall cease to apply to such Indemnified Party in respect of such Claim.

(2)

If any claim contemplated by this Section 10 shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this Section 9 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Corporation promptly of the nature and particulars of such claim (provided that any failure to so notify in respect of any potential claim shall affect the liability of the Corporation under this Section 10 only to the extent that any such delay in giving or failure to give notice prejudices the defence of such claim, results in the loss of substantive rights or defences in connection with such claim or results in any material increase in liability to the Corporation) and shall provide copies of all relevant documentation to the Corporation. The Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and no admission of liability shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Corporation. In the event that the Corporation wishes to participate in and assume the defence of a claim, it shall have 15 days after receipt of notice of such claim to notify the Indemnified Party thereof and retain counsel therefor, at which point, subject to the counsel being acceptable to the Indemnified Party, the Corporation shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with such defence. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, subject to Section 10(6), unless:

(a)	the employment of such counsel has been authorized by the Corporation;

(b)	the Corporation has not assumed the defence thereof and employed counsel therefor within 15 days after receiving notice of such claim; or

(c)

counsel retained by the Corporation or the Indemnified Party has advised the Indemnified Party in writing that representation of both parties by the same counsel would be inappropriate because there is a conflict of interest between the Corporation and the Indemnified Party or the subject matter of the claim may not fall within the indemnity set forth in this Section 9;

in each of cases (a), (b) or (c), the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, provided that the Corporation shall only be liable to pay the reasonable fees and disbursements of one firm of separate counsel (in addition to local counsel deemed necessary by the Indemnified Party or their counsel, acting reasonably) for all Indemnified Parties in any jurisdiction. In no event shall the Corporation be required to pay the fees and disbursements of more than one set of counsel (in addition to local counsel deemed necessary by the Indemnified Party or their counsel, acting reasonably) for all Indemnified Parties in respect of any particular claim or set of claims in one jurisdiction. No settlement may be made by an Indemnified Party without the prior written consent of the Corporation, which consent will not be unreasonably withheld. In the event that the Corporation does not assume the defence of a claim hereunder, the Indemnified Parties will keep the Corporation advised of the progress thereof and will discuss all significant actions proposed with the Corporation. If the Corporation does assume the defence of a claim hereunder, the Corporation throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed.

(3)	To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(4)

The Corporation shall not, without the prior written consent of the Indemnifying Parties, effect any settlement or compromise of, seek to terminate or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an Indemnified Party hereunder unless such settlement, termination, compromise or judgment (i) includes an unconditional release of the Indemnified Parties from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability, negligence, misconduct, liability, responsibility or any failure to act, by or on behalf of any Indemnified Party.

(5)

The Corporation waives any right that it may have of first requiring and Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim for payment from any other person before claiming under the indemnity provided by this Section 10.

(6)

In the event that any legal proceeding shall be brought against the Corporation and/or any Indemnified Party by any governmental authority or stock exchange, or if such authority or exchange shall investigate the Corporation and/or any Indemnified Party and such Indemnified Party shall be required to testify in connection therewith, or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of this Agreement, such Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable out-of-pocket costs and expenses incurred by such Indemnified Party’s personnel in connection therewith shall be paid by the Corporation as they occur, provided that the Corporation shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties. In addition, the Corporation shall reimburse the Underwriters for the time spent by its personnel in connection therewith at their normal per diem rates.

(7)

The rights of indemnification provided in this Section 10 shall be in addition to and not in derogation of any other liability which the Corporation may otherwise have to the Underwriters or any other Indemnified Party, and shall extend, mutatis mutandis, to the Indemnified Parties and the rights of indemnification provided in this Section 10 shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Corporation, the Underwriters and any other Indemnified Party.

Section 11            Contribution

(1)

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 10 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, or is insufficient to hold any Indemnified Party harmless other than in accordance with its terms), the Underwriters and the Corporation shall contribute to the aggregate of all Losses (other than losses of profits or consequential damages) of the nature contemplated in Section 10 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) as between the Corporation and the Underwriters, the relative benefits received by the Underwriters, on the one hand (being the Underwriting Fee), and the relative benefits received by the Corporation, on the other hand (being the net proceeds of the Offering, before expenses) from the Offering; (ii) as between the Corporation and the Underwriters, the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand and (iii) any other relevant equitable considerations; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. However, no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgement to have engaged in any fraud, fraudulent misrepresentation or gross negligence shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation, gross negligence or wilful misconduct.

(2)

The rights to contribution provided in this Section 11 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law, Section 11(1) of this Section 11 shall apply, mutatis mutandis, in respect of such other right and the rights of contribution shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Corporation, the Underwriters and any other Indemnified Party.

(3)

Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section 11, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this Section 11 shall be in addition to, and not in derogation of, any other right to contribution that the Underwriters or the Corporation may have by statute or otherwise by law. The obligations of the Underwriters to contribute pursuant to this Section 11 are several in proportion to the number of Offered Shares to be purchased by each of the Underwriters hereunder and not joint.

Section 12            Covenants of the Corporation

(1)	The Corporation covenants and agrees with the Underwriters that:

(a)

the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document has been filed and when the Final Offering Circular becomes qualified, and will provide evidence satisfactory to the Underwriters of each such filing;

(b)

between the date hereof and the date of completion of the Distribution of the Offered Shares, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)

the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents, including without limitation the issuance by the SEC of any stop order suspending the qualification of the Offering Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)

the issuance by any Canadian Securities Commission, the SEC or the TSXV of any order having the effect of ceasing or suspending the Distribution of the Offered Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose; or

(iii)	any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or for additional information;

and the Corporation will use its best efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c)

if, after the Qualification Date, it is necessary for a post-qualification amendment to the Offering Statement to be qualified before the offering of the Offered Shares may commence or continue, the Corporation will use its best efforts to cause such post qualification amendment to become qualified as soon as possible and will advise the Underwriters promptly and, if requested by the Lead Underwriter, will confirm such advice in writing, when such post-qualification amendment has become qualified;

(d)	the Corporation will use its best efforts to obtain the conditional listing of the Offered Shares on the TSXV by the Closing Time, subject only to the official notice of issuance;

(e)

the Corporation will furnish such information as may be required and otherwise to cooperate in qualifying the Offered Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriters may designate and to maintain such qualifications in effect as long as requested by the Underwriters for the distribution of the Offered Shares, provided that the Corporation shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Shares);

(f)	the Corporation will file such reports as may be required to be filed under Regulation A, in accordance with the requirements of Regulation A, for such time periods as specified in Regulation A;

(g)

the Corporation will furnish to the Underwriters for a period of two years from the date of this Agreement except to the extent such information is accessible at http://www.sec.gov or on www.sedar.com or the Company’s public website (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares and (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Corporation with the SEC, FINRA or any securities exchange; and

(h)	the Corporation will use the net proceeds from the Offering as described in the Canadian Prospectus Supplement, the Final Offering Circular and the Pricing Disclosure Package.

(2)

Prior to the completion of the Distribution of the Offered Shares, the Corporation will file all documents required to be filed with or furnished to the Canadian Securities Commissions and the SEC pursuant to Applicable Securities Laws.

(3)

The Corporation will promptly notify the Lead Underwriter if the Corporation ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Shares within the meaning of the U.S. Securities Act and (ii) completion of the 90-day restricted period referred to in Section 12(4) hereof.

(4)

Except as contemplated by this Agreement or in respect of the Concurrent Private Placement, the Corporation will not, without the prior written consent of the Lead Underwriter (not to be unreasonably withheld or delayed) on behalf of the Underwriters, directly or indirectly issue, offer, sell, contract to sell, grant any option, right or warrant to purchase, any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares or disclose to the public any intention to do so, during the period from the date hereof and ending 90 days following the Closing Date; provided that, notwithstanding the foregoing, the Corporation may (i) issue Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any equity incentive plan, stock ownership or purchase plan, dividend reinvestment plan or other equity plan in effect on the date hereof, (ii) issue Common Shares issuable upon the conversion, exchange or exercise of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof and (iii) issue securities of the Corporation in connection with any arm’s length property acquisition transaction or other corporate acquisition.

(5)	The Corporation will use its best efforts to procure lock-up agreements, substantially in the form attached hereto as Schedule “D”, prior to or concurrently with the Closing Time.

(6)	The Corporation has conducted and will conduct the Concurrent Private Placement in compliance with Regulation S under the U.S. Securities Act.

Section 13            All Terms to be Conditions

             The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure to comply with any of the material conditions set out in this Agreement shall entitle the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.

Section 14            Termination by Underwriters

(1)

Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable, if:

(a)

there shall have occurred any material change or change in any material fact, or there shall be discovered any previously undisclosed material change or material fact in relation to the Corporation which was required to be disclosed in the Corporation’s continuous disclosure record or otherwise that could, in the opinion of the Underwriters, acting reasonably, be expected to result in an adverse material change in relation to the Corporation and have a material adverse effect on the market price or value of the Common Shares;

(b)

any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened, or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSXV or any securities regulatory authority involving the Corporation or any of its officers or directors or any law or regulation is enacted or proposed or changed that, in the opinion of the Underwriters, acting reasonably, operates to prevent or restrict the trading of the Corporation’s securities or materially and adversely affects or will materially and adversely affect the market price or value of the Corporation’s securities;

(c)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, any acts of terrorism or hostilities or escalation thereof or other calamity or crisis, or any law or regulation that, in the opinion of the Underwriters, acting reasonably, materially adversely affects, or would be expected to materially adversely affect, the financial markets or the business, operations or affairs of the Corporation;

(d)

the Corporation is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Corporation in this Agreement is or becomes false (and cannot be cured); or

(e)

any due diligence reveals any material adverse information concerning the Corporation or its securities that has not been publicly disclosed, or such information otherwise comes to the attention of the Underwriters.

(2)

If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 11, Section 11 and Section 18.

(3)

The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 14 shall not be binding upon the other Underwriters.

Section 15            Closing

             The closing of the purchase and sale of the Initial Shares herein provided for shall be completed at 8:00 a.m. (E.S.T.), [•], or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriters, but in any event not later than [•] (respectively, the “Closing Time” and the “Closing Date”), at the offices of Cassels Brock & Blackwell LLP.

Section 16            Conditions of Closing and Option Closing

(1)

The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement, the Closing Time and the Option Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or Option Closing Time, as applicable, of:

(a)

a favourable legal opinion, addressed to the Underwriters and dated the Closing Date and any Option Closing Date, as applicable, from [•], the Corporation's Nevada counsel, as to matters of Nevada law, such matters to be as set out in the attached Schedule “A”, with respect to the Corporation’s right to and ownership of the Material Property, subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriters;

(b)

a favourable legal opinion, addressed to the Underwriters and dated the Closing Date and any Option Closing Date, as applicable, from Cassels Brock & Blackwell LLP, the Corporation's Canadian counsel, as to matters of Canadian federal and provincial law (who may rely on the opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Provinces of British Columbia, Ontario and Alberta), such matters to be as set out in the attached Schedule “B”, subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriters;

(c)

a favourable legal opinion and negative assurance letter, addressed to the Underwriters and dated the Closing Date and any Option Closing Date, as applicable, from Dorsey & Whitney LLP, the Corporation's U.S. counsel, to the effect set forth in Schedule “C”, subject to customary limitations, assumptions and and qualifications, and in form and substance satisfactory to the Underwriters;

(d)

a favourable legal opinion, addressed to the Underwriters and dated the Closing Date and Option Closing Date, as applicable, from the Corporation's counsel, regarding the Material Subsidiary, with respect to the following: (i) the incorporation and existence of the Material Subsidiary under the laws of its jurisdiction of incorporation, (ii) as to the registered ownership of the issued and outstanding units of the Material Subsidiary and (iii) that the Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on business and own its properties, subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriters;

(e)

certificates or evidence of issuance and registration representing, in the aggregate, the Initial Shares (and Additional Shares, if applicable) in the name of DTC’s nominee Cede & Co. or through direct or indirect participants including CDS or its nominee or in such other name(s) as the Lead Underwriter on behalf of the Underwriters shall have directed;

(f)

the auditor's comfort letter, addressed to the Underwriters and dated the Closing Date and any Option Closing Date, as applicable, updating the comfort letter referred to in Section 6(4) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date or Option Closing Date, as applicable;

(g)	the Underwriting Fee paid in accordance with the seventh paragraph of this Agreement;

(h)	evidence satisfactory to the Lead Underwriter that the Offered Shares shall have been conditionally approved for listing on the TSXV, subject only to the official notice of issuance;

(i)	evidence satisfactory to the Lead Underwriter that the Corporation is a “reporting issuer” or its equivalent under the securities laws of each of the qualifying jurisdictions;

(j)

a certificate, dated the Closing Date and any Option Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer and by the Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time or the Option Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time or the Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) there has been no material change relating to the Corporation and its Subsidiaries, on a consolidated basis, since the date hereof which has not been disclosed in the Offering Documents, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (iv) to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(k)

at the Closing Time and any Option Closing Time, as applicable, certificates dated the Closing Date and any Option Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer of the Corporation or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to: the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Initial Shares and any Additional Shares; the grant of the Over-Allotment Option; the authorization of this Agreement; the listing of the Initial Shares and any Additional Shares on the TSXV; the transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Corporation;

(l)

at the Closing Time or Option Closing Time, as applicable, a certificate of status (or equivalent) for the Corporation and each of the Subsidiaries dated within one (1) Business Day (or such earlier or later date as the Underwriters may accept) prior to the Closing Date;

(m)	evidence satisfactory to the Lead Underwriter that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering;

(n)

evidence satisfactory to the Lead Underwriter that the Corporation has complied with the provisions of the Governance and Investor Rights Agreement and the Investor Rights Agreement in respect of the participation rights and top-up rights provided for therein; and

(o)

such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Shares shall be satisfactory in form and substance to the Lead Underwriter and counsel for the Underwriters.

Section 17            Over-Allotment Option

(1)

The Over-Allotment Option may be exercised by the Underwriters at any time, in whole or in part, by delivering notice to the Corporation not later than 5:00 p.m. (eastern time) on the 30th day after the Closing Date, which notice will specify the number of Additional Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) and time (the “Option Closing Time”) on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Corporation). Subject to the terms of this Agreement, upon the Underwriters furnishing this notice, the Underwriters will be committed to purchase, in the respective percentages set forth in Section 23, and the Corporation will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the Offering or for market stabilization purposes.

(2)

In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place at the Option Closing Time at the offices of Cassels Brock & Blackwell LLP or at such other place as may be agreed to by the Underwriters and the Corporation.

(3)

At the Option Closing Time, the Corporation shall issue to the Underwriters certificates or evidence of issuance and registration representing that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option in the name of DTC’s nominee Cede & Co., or through direct or indirect participants, including CDS or its nominee or in such other name(s) as the Lead Underwriter on behalf of the Underwriters shall have directed against payment of $[•] per Additional Share by wire transfer or certified cheque payable to the Corporation or as otherwise directed by the Corporation.

(4)

Concurrently with the deliveries and payment under paragraph (3), the Corporation shall pay the Underwriting Fee applicable to the Additional Shares in the manner provided in the eighth paragraph of this Agreement against delivery of a receipt for that payment.

(5)	The obligation of the Underwriters to make any payment or delivery contemplated by this Section 17 is subject to the conditions set forth in Section 16.

Section 18            Expenses

             The Corporation will pay all expenses and fees in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Offering Documents; (ii) the reasonable fees and expenses of the Corporation’s legal counsel; (iii) all costs incurred in connection with the the preparation of documentation relating to the Offering; and (iv) the actual and accountable reasonable out-of-pocket expenses of the Underwriters and actual and accountable fees and disbursements of the Underwriters’ legal counsel (to a maximum of $[•]) (collectively, the “Underwriters’ Expenses”). All actual and accountable fees and expenses incurred by the Underwriters, or on their behalf, shall be payable by the Corporation immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not an offering is completed. At the option of the Lead Underwriter, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Corporation on the closing of the Offering. Regardless of whether the transactions contemplated herein are completed or not, the Corporation will pay the Underwriters’ Expenses, as described in this Section 18.

Section 19              No Advisory or Fiduciary Relationship

             The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 20            Notices

             Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Contact Gold Corp.
Suite 1050, 400 Burrard Street
Vancouver, BC
V6C 3A6
Canada
Attention:              Matthew Lennox-King
Email:                      info@contactgold.com

with a copy to (such copy not to constitute notice):

Cassels Brock & Blackwell LLP
Suite 2100, Scotia Plaza

40 King Street West
Toronto ON
M5H 3C2
Canada
Attention:              Jay Goldman
Fax No.:                  (416) 644 9337

Dorsey & Whitney LLP
1400 Wewetta Street, Suite 400
Denver, CO 80202
Attention:              Kenneth Sam
Fax No.:                  (303) 629-3445

and in the case of the Underwriters, be addressed and faxed or delivered to:

Raymond James Ltd.
Raymond James (USA) Ltd.
Suite 5300, Scotia Plaza
40 King Street West
Toronto ON
Canada
M5H 3Y2
Attention:              Kevin Carter
Fax No.:                  (416) 777 7114

Cormark Securities Inc.
Cormark Securities (USA) Limited
Suite 2800 – 200 Bay Street
Toronto, Ontario M5J 2J2
Attention:              Darren Wallace
Fax No.:                  (416) 943-6496

with a copy to (such copy not to constitute notice):

Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre
595 Burrard Street, P.O. Box 49314
Vancouver, British Columbia V7X 1L3
Attention: Kathleen Keilty
Fax No.: (604) 631-3309

             The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 21            Actions on Behalf of the Underwriters

             All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters contemplated by Section 10, Section 11 and Section 14, shall be taken by the Lead Underwriter on the Underwriters' behalf and the execution of the Agreement by the Underwriters shall constitute the Corporation's authority for accepting notification of any such steps from, and for giving notice to, and for delivering any definitive certificate(s) representing the Offered Shares to, or to the order of, the Lead Underwriter.

Section 22            Survival

             The representations, warranties, obligations and agreements of the Corporation and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect for a period of three years notwithstanding any subsequent disposition by the Underwriters of the Offered Shares and the Underwriters shall be entitled to rely on the representations and warranties of the Corporation contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.

Section 23            Underwriters’ Obligations

(1)

Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Shares shall be several and not joint and several and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid for the Offered Shares:

Raymond James Ltd./Raymond James (USA) Ltd.	[•]%

Cormark Securities Inc./Cormark Securities (USA) Limited	[•]%

(2)

If any of the Underwriters fails to purchase its applicable percentage of the Offered Shares at the Closing Time or the Option Closing Time, as the case may be, then the other Underwriter who shall be willing and able to purchase their applicable percentage of the Initial Shares or Additional Shares, as the case may be, shall have the right, but not the obligation, to purchase all but not less than all of the Offered Shares not purchased by the defaulting Underwriter, and to receive the defaulting Underwriter’s portion of the Underwriting Fee in respect thereof, and such non-defaulting Underwriter shall have the right, by notice to the Corporation, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that such right is not exercised, the other Underwriter that is not in default shall be relieved of all obligations to the Corporation and the Corporation shall not be obligated to sell less than all the Initial Shares or Additional Shares with respect to which the Over- Allotment Option is exercised, as the case may be, and the Corporation shall be entitled to terminate its obligations under this Agreement except for those under Section 11, Section 11 and Section 18 hereof, provided that in the case of Additional Shares, such termination shall apply only with respect to such Additional Shares and not to any Initial Shares. Nothing in this paragraph shall oblige the Corporation to sell to any or all of the Underwriters less than all of the Initial Shares or Additional Shares with respect to which the Over-Allotment Option is exercised, as applicable, or relieve from liability to the Corporation any Underwriter which shall be so in default.

 Section 24            Market Stabilization

             In connection with the distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 25            Entire Agreement

             Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Shares.

Section 26              Governing Law

             This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein.

Section 27            Time of the Essence

             Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

- REMAINDER OF PAGE INTENTIONALLY BLANK -

             If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on or before April [•], 2019.

Yours truly,

RAYMOND JAMES LTD.

By:
Name: Kevin Carter
Title: Managing Director,
Investment Banking

RAYMOND JAMES (USA) LTD.

By:
Name:
Title:

CORMARK SECURITIES INC.

By:
Name: Darren Wallace
Title: Managing Director

CORMARK SECURITIES (USA) LIMITED

By:
Name: Jeff Kennedy
Title: Managing Director

S-1

             The foregoing is in accordance with our understanding and is accepted by us.

CONTACT GOLD CORP.

By:
Name: Matthew Lennox-King
Title: President & CEO

By:
Name: John Wenger
Title: CFO

S-2

SCHEDULE “A”

MATTERS TO BE ADDRESSED IN THE CORPORATION’S
NEVADA COUNSEL OPINION

A-1

SCHEDULE “B”

MATTERS TO BE ADDRESSED IN THE CORPORATION’S
CANADIAN COUNSEL OPINION

B-1

SCHEDULE “C”

MATTERS TO BE ADDRESSED IN THE CORPORATION’S
U.S. COUNSEL OPINION

C-1

SCHEDULE “D”

FORM OF LOCK-UP AGREEMENT

[•]

To:        Raymond James Ltd., Raymond James (USA) Ltd., Cormark Securities Inc. and Cormark Securities (USA) Ltd. (collectively, the “Underwriters”)

Re: Contact Gold Corp. - Lock-Up Agreement

The undersigned, a director or officer of Contact Gold Corp. (the “Corporation”), understands that the Underwriters have entered into an underwriting agreement with the Corporation providing for a public offering in Canada and the United States (the “Offering”) of common stock, par value US$0.001 per share, of the Corporation (the “common shares”). The undersigned also acknowledges that the Underwriters have requested that the undersigned enter into this agreement as a condition of completion of the Offering and that, in consideration of the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the undersigned, the undersigned has agreed to enter into this agreement (the “Lock-Up Agreement”) in favour of the Underwriters.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned represents and agrees that during the period beginning from the date hereof and ending 90 days from the closing date of the Offering (the “Lock-Up Period”), he, she or it shall not (and shall cause its affiliates not to) directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or monetize any common shares, or any options or warrants to purchase any common shares, or any securities convertible into, exchangeable for, or that represent the right to receive, common shares, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership as set out in Appendix "1" attached hereto (collectively, the “Undersigned’s Securities”), or subsequently acquired, directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned acquires beneficial ownership (together with the Undersigned’s Securities, the “Locked-up Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, make any short sale or otherwise dispose of or monetize any of the Locked-up Securities, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities, whether directly or indirectly, or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing during the Lock-Up Period:

1.	with the prior written consent of the Lead Underwriter, which consent will not be unreasonably withheld or delayed;

2.

without the consent of the Lead Underwriter, in order for the undersigned to sell, transfer or tender the Locked-up Securities (or any of them) to a bona fide take- over bid made to all holders of common shares, par value US$0.001 per share, of the Corporation or in connection with a merger, business combination, arrangement, consolidation, reorganization, restructuring or similar transaction (a “reorganization”) involving the Corporation; provided, however, that in such case it shall be a condition of the sale, transfer or tender that if such take-over bid or reorganization is not completed during the Lock-Up Period, any Locked-up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

3.

without the consent of the Lead Underwriter, where the undersigned exercises any options or warrants, or similar rights, provided that any underlying securities issued by the Corporation on such exercise remain part of the Locked-up Securities for purposes of this Lock-Up Agreement; and

4.

without the consent of the Lead Underwriter, directly or indirectly, (A) pursuant to gifts and transfers by will or intestacy, (B) pursuant to transfers to (i) the undersigned’s members, partners, affiliates, associates or immediate family or (ii) a trust or Registered Retirement Savings Plan or other entity, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, or (C) pledges of the Locked-Up Securities as security for bona fide indebtedness of the undersigned; provided in each such case that, as a pre- condition to (A), (B) and (C) the done, transferee or pledgee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. “Immediate family” shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor’s spouse.

The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Underwriters and their legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby agree to attorn to the non-exclusive jurisdictions of the court of the Province of British Columbia in connection with any dispute or claim hereunder.

DATED this [•] day of [•], [•]

[NAME OF SHAREHOLDER]

Per: _________________________________________________
Name:
Title:
I have authority to bind the Corporation.

Appendix “1” to the Lock-Up Agreement

UNDERSIGNED'S CURRENT SECURITY HOLDINGS OF
CONTACT GOLD CORP.

The undersigned hereby confirms that the undersigned owns, directly or indirectly, or has control or direction over the following securities of the Corporation:

Common Stock:

Options:

RSUs:

DSUs:

SCHEDULE “E”

PRICING INFORMATION

E-1

SCHEDULE “F”

TESTING-THE-WATERS COMMUNICATIONS

1.	The Canadian Final Base Shelf Prospectus
2.	The Canadian Preliminary Prospectus Supplement
3.	The Documents Incorporated by Reference
4.	The Investor Presentation
5.	The Term Sheet

F-1

SCHEDULE “G”

SUBSCRIPTION AGREEMENT

G-1